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                                                                      EXHIBIT 16

                                                                    July 9, 1996




Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC  20549

RE: Vyrex Corporation (File No. 0-27866)

Gentlemen:

We were previously the principal accountants for Vyrex Corporation (the "Company"), and on February 9, 1996, we reported on the financial statements of the Company as of December 31, 1995, and for the years ended December 31, 1995 and 1994. On July 3, 1996, we were informed that we were dismissed as the principal accountants for the Company. We have read the Company's statements included pursuant to Item 4 in its Form 8-K Current Report dated July 3, 1996. At the request of the Company, we hereby state that we agree with the statements included in sections (a)(1)(ii), (a)(1)(iv) and (a)(1)(vi) thereof that relate to our firm.

                                        Very truly yours,

                                              /s/

                                         J. H. Cohn LLP





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